Exhibit 99.1

Aerovate Therapeutics to Explore Strategic Alternatives

WALTHAM, Mass., July 8, 2024 -- (GLOBE NEWSWIRE) -- Aerovate Therapeutics, Inc. (Nasdaq: AVTE), which previously announced it was halting enrollment and shutting down the Phase 3 portion of the Inhaled iMatinib Pulmonary Arterial Hypertension Clinical Trial (IMPAHCT) as well as the long-term extension study, today announced that it will conduct a comprehensive review of strategic alternatives focused on maximizing shareholder value.

As part of this review process, Aerovate has engaged Wedbush PacGrow as the company’s exclusive strategic financial advisor to assist in the process of exploring strategic alternatives, which may include but are not limited to, an acquisition, merger, reverse merger, business combination, liquidation or other transaction. There can be no assurance that this review process will result in Aerovate pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms. Aerovate has not set a timetable for completion of this review process and does not intend to comment further unless or until the Board of Directors has approved a definitive course of action, the review process is concluded, or it is determined that other disclosure is appropriate.

Aerovate is based in Waltham, Mass.  For more information, please visit www.AerovateTx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” seek,” “strategy,” “should,” “target,” “will,” “would” and similar expressions regarding future periods. These forward-looking statements include, but are not limited to, statements regarding the company’s review of strategic alternatives, the company’s ability to maximize shareholder value and the ability to complete a transaction as a result of the strategic review process.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties set forth more fully under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q filed with the SEC and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact
Peg Rusconi
peg.rusconi@vergescientific.com

Investor Contact
IR@Aerovatetx.com